Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                         State of
          Name                         Incorporation       Assumed Names
---------------------------------      -------------       ---------------------
Prestolock International, Ltd.            Michigan
Monroe Engineering Products, Inc.         Michigan
Cass River Coating, Inc.                  Michigan         Vassar Industries
DCT Component Systems, Inc.*              Michigan
Utilase Production Process, Inc.          Michigan
Utilase, Inc. *                           Michigan         Utilase Blank Welding
                                                           Technologies

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   * Acquisition pending